Property Leasing Agreement
Lessor: Beijing Dongfang Xingcheng Technology Development Co. Ltd. (hereinafter “Party A”)
Lessee: Sunity Information Technology (Beijing) Limited (hereinafter “Party B”)

In accordance with the PRC Contract Law, Party A and Party B executed this agreement regarding Party B’s leasing of Party A’s property after friendly negotiation.

Article 1 Location and area of the property
The property is owned by Party A, the location is 1 Zhezhongyilu, Building A, Room 1002, Chaoyang District, Beijing. Party A intents to rent the property to Party B.

Article 2 Term of the lease
The term of the lease is from 4/1/2009 to 12/31/2010. After the lease expires, Party B shall return the property to Party A, Party A will gain the right to use the property at the same time. If Party A continues to rent the property, Party B shall have priority right to rent to the property under the same conditions.

Article 3 Method of payment
1. During rental period, the monthly rent is RMB 32,000. The total rent for whole rental period is RMB 672,000.
2. Party B shall pay rent to Party A in installments. If for any reason, Party B terminates the contract before the term expires, Party A may keep the deposit.

Article 4 The change of parties
The contract shall not be changed because of the change of the parties’ legal representative.

Article 5 Parties’ rights and obligations
1. Party A’s rights and obligations

a. Party A shall transfer the property to Party B from the date of the agreement. The parties shall sign a property transfer list (structure, doors, windows, equipment, number and conditions).

b. Party A shall provide Party B with existing water, electricity and heating equipment in accordance with the agreement.

c. Party A shall collect rent and electricity fee from Party B in accordance with the agreement.

d. Party A shall have the right to monitor and examine Party B to make sure that Party B complies with all fire and safety regulations and Party B’s business operations are legal. Party B shall obey safety management of Party A. Party A shall have the right to ask Party B to suspend its operation, production or Party A may terminate the contract if Party B’s violation of laws or regulations causes material threats to safety and Party B fails to improve within certain time limit. Party B shall compensate Party A for all damages caused by the aforesaid safety threats.

e. Party A shall be responsible for the maintenance of the leased proeprty’s equipment to guarantee the normal usage of Party B.

2. Party B’s rights and obligations

a. Party B shall pay rent and related cost to Party A on time.

b. Without a written notice from Party A, Party B shall not sublet, lend, transfer or pledge any rented property, place or equipment.

c. Party B confirms that the target rental property fully complies with its requirements.

d. Party B shall operate its business legally during rental period. Party B shall make sure its production is safe. Party B shall be responsible for the fire safety and security.

e. Party B shall obey Party A’s management. Party B guarantees that its business operation is normal and it doesn’t engage in any business activities prohibited by laws and regulations within Party A’s management area. Party B shall not store any prohibited particles, flammable materials and explosives on the property. Party B is prohibited from cooking and using electricity stove, electricity quilt, and electricity stick in office area. Party B shall take good care of the public assets and voluntarily maintain public order within the building. Party B shall not interfere other people’s work in any way. Party B can only use the rented property for office purpose, not for residential purpose.

f. Within the rental period, Party B shall have the right to use public equipments and utilities within existing capacities. If Party B’s electricity consumption is over the amount of electricity provided by Party A, Party B shall obtain a permit from property management in advance and pay for the extra electricity consumption.

g. Party A shall be responsible for Party B’s garbage transportation. Party B shall pay RMB 0 to Party A for garbage transportation.

h. If Party B intends to decorate the rented property, it shall raise a written application to Party A 15 days in advance. Party B may conduct the decoration only after Party A approves the application. However, the decoration shall not damage the main structure of the rented property. Party B shall be responsible for the decoration cost.

i. Party B shall guarantee the rented property will be in a good condition. When the leasing agreement expires or terminates due to Party B’s reasons, except for moveable equipments, Party B’s other decoration investment shall be left to Party A. Party B may leave its decoration intact after obtaining Party A’s approval.

j. Party B shall move out all its properties after the lease expires. If three days after the expiry or termination of the lease, there are still Party B’s belongings on the property, then Party B shall be deemed to have given up its rights of those belongings. Party B shall also pay a month’s rent to Party A and compensate for any damages.

k. Party B shall purchase insurance for the company and personal asset inside the building. Party B shall not store large amount of cash or other valuables in the building. Party B shall be responsible for any loss caused by lack of insurance or its own management.

1. Party B shall work with Party A to maintain public safety, hygiene, and fire safety of the building.

m. Party B shall raise application to Party A to extend the lease one month before the expiry of the lease. The parties shall negotiate and sign an extension to continue the lease.

Article 6 Liability

1. If Party A fails to deliver the property to Party B in accordance with the agreement, Party A shall pay a liquidated damage of 0.5% of the monthly rent per day.

2. Party B shall pay a liquidated damage of 0.5% of the amount over-due to Party A per day if Party B fails to pay Party A rent and electricity fee on time. If Party B fails to pay the aforesaid fees ten days after the due date, then Party B shall be deemed have terminated the agreement, Party A has the right to take back the rented property, demand Party B to pay liquidated damage and deduct deposit as compensation to Party A.

3. Within the rental period, If without prior written approval of Party A, Party B unilaterally changes the usage of the property, or sublets, transfers, or gives the property to any third-party to use in any way, Party A has the right to unilaterally terminate the agreement, take back the property, Party B shall forfeit its deposit as liquidated damages. If the third-party causes any damages to Party A or has dispute with Party A, Party B shall pay the damages to Party A and be responsible to resolve the dispute.

4. Parties shall not terminate the lease unilaterally, if for some special reasons, the lease has to be terminated before it expires, the breach party shall pay the other party a liquidated damage of 2 months’ rent.

5. Party A has the right to unilaterally terminate the lease if Party B violates law, regulation or if Party B is under detention, becomes defendant or if Party B is missing.

Article 7 Exception clause

The parties are not responsible for breaching of the lease if Party B cannot use the property normally due to force major, or changes to the national policy, or if the land is taken by the government or if the government develops the land for other purposes. Party B shall not ask Party A or any other third party to compensate its damages due to relocation. Party A shall notify Party B of relocation two months in advance and Party A shall show Party B any related governmental documents. Party B shall move out of the property within the notification period and pay rent according to the time it actually occupies the property.

Article 8 Dispute resolution

Parties shall negotiate to settle their dispute related to the lease. If negotiation fails, either party has the right to sue in a court with jurisdiction.

Article 9 Others

1. The lease is effective after execution. There are two copies, each party holds one copy.

2. Any modification to the lease shall be finalized by a writing executed by both parties.

3. The annexes of the lease is part of the lease and should have equal legal force.

4. Parties may amend the lease to supplement the lease, the amendment shall have the same legal effect as the agreement.

Party A: Beijing Dongfang Xingcheng Technology Development Co. Ltd.
Signature:
Date: 3/2009

Party B: Sunity Information Technology (Beijing) Limited
Signature: